UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 20, 2007
UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices)
(336) 294-4410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
ITEM 7.01. REGULATION FD DISCLOSURE.
     William M. Lowe, Jr., Vice President, Chief Financial Officer and Chief Operating Officer, of Unifi, Inc. (the “Company”) is scheduled to provide a series of analysts’ briefings starting on Tuesday, February 20, 2007, commencing at approximately 9:00 a.m. The slide package prepared for use in connection with these presentations is furnished herewith as Exhibit 99.1. All information in the presentation is presented as of February 20, 2007 and the Company does not assume any obligation to update such information in the future. A link to the audio portion of Mr. Lowe’s presentation will be available on the Company’s website at www.unifi.com under the “Investor Relations” section.
     The information included in this Item 2.02 and Item 7.01, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits
99.1 Slide package prepared for use by the Company in connection with a series of analysts’ briefings starting on Tuesday, February 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.
By:	/s/ Charles F. McCoy
Charles F. McCoy
Vice President, Secretary and General Counsel

Dated: February 20, 2007

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Slide package prepared for use by the Company in connection with a series of analysts’ briefings starting on Tuesday, February 20, 2007.